EXHIBIT 99.1

Contact:

Frank Khulusi, Chairman, President and CEO

Ted Sanders, CFO

PC Mall, Inc.

(310) 354-5600

or

Budd Zuckerman, (303) 415-0200

Genesis Select

PC MALL’S FOURTH QUARTER 2006 ADJUSTED NON-GAAP EPS MORE THAN DOUBLES

TO $0.23 ON 13 PERCENT REVENUE GROWTH FROM Q4 2005

Highlights:

•

Adjusted non-GAAP Q4 2006 earnings per share of $0.23, excluding the impact of $0.08 per share related to a lawsuit settlement charge and $0.02 per share related to stock-based compensation expense resulting from the adoption of FAS 123R, compared to earnings per share of $0.11 in Q4 2005. .

•

Fourth quarter 2006 adjusted non-GAAP net income of $3.0 million, which excludes a $1.0 million after-tax lawsuit settlement charge and a $0.2 million after-tax stock-based compensation expense resulting from the adoption of FAS 123R, compared with net income of $1.4 million for Q4 2005.

•

Fourth quarter 2006 net income of $1.7 million, which includes the $1.0 million after-tax lawsuit settlement charge and $0.2 million after-tax stock-based compensation expense resulting from the adoption of FAS 123R, compared with net income of $1.4 million for Q4 2005.

•

Earnings per share for Q4 2006 of $0.13, including the impact of $0.08 per share related to the settlement of a lawsuit and $0.02 per share related to stock-based compensation expense resulting from the adoption of FAS 123R, compared to earnings per share of $0.11 in Q4 2005.

•	Adjusted non-GAAP Core business operating profit margin in Q4 2006 of 2.1 percent compared to 1.8 percent in Q4 2005.

•	Consolidated net sales of $295.3 million for Q4 2006, an increase of 13 percent, compared to non-GAAP consolidated net sales of $260.2 million for Q4 2005.

•	Commercial net sales increase of 20 percent for Q4 2006, which includes SMB net sales increase of 25 percent, compared to Q4 2005.

Torrance, California – February 20, 2007 — PC Mall, Inc. (NASDAQ:MALL - news) today reported Q4 2006 adjusted non-GAAP earnings per share of $0.23, which excludes the impact of $0.08 per share related to a lawsuit settlement charge and $0.02 per share related to stock-based compensation expense resulting from our adoption of Financial Accounting Standards Board Statement No. 123 (revised 2004), “Share-Based Payment” (“FAS 123R”). This compares with Q4 2005 earnings per share of $0.11. Earnings per share for Q4 2006, including the aforementioned lawsuit settlement charge and stock-based compensation expense, was $0.13. During Q4 2006, we incurred a $1.7 million pre-tax charge for the settlement of a lawsuit and a $0.4 million expense related to non-cash stock-based compensation, both of which are included in “Selling, general and administrative expenses” (“SG&A”) on our Consolidated Statements of Operations.

Consolidated net sales of $295.3 million for Q4 2006 increased by $33.7 million, or 13 percent, compared to consolidated net sales of $261.6 million in Q4 2005. Excluding net sales in Q4 2005 of $1.4 million to our former subsidiary, eCOST.com, generally at our cost, consolidated net sales for Q4 2006 increased by $35.1 million to $295.3 million compared to non-GAAP consolidated net sales of $260.2 million in Q4 2005.

Adjusted non-GAAP consolidated net income for Q4 2006, which excludes the aforementioned $1.0 million after-tax lawsuit settlement charge and $0.2 million after-tax stock compensation expense, was $3.0 million, an increase of $1.6 million compared with net income of $1.4 million in Q4 2005. Consolidated net income for Q4 2006 was $1.7 million. The increase in net income reflects the result of a number of initiatives we have implemented to increase our gross profit and reduce our SG&A expenses.

Frank Khulusi, Chairman, President and CEO of PC Mall, Inc. said, “We are very pleased with our Q4 2006 results especially our Core business adjusted non-GAAP operating profit margin of 2.1 percent. We were able to accomplish these results in part by increasing our account executive productivity and reducing our SG&A expenses through a reduction of labor cost from our Philippine initiative and increased advertising efficiency. While we expect that there will be quarterly fluctuations in our adjusted non-GAAP Core business quarterly operating profit margin in part as a result of probable fluctuations in sales and the various components of gross margin, we are very pleased with our overall trend line.”

Core business (which excludes OnSale.com) net sales for Q4 2006 were $293.5 million compared with non-GAAP Core business net sales of $253.6 million in Q4 2005, excluding the net sales to eCOST.com, an increase of 16 percent. Commercial net sales grew 20 percent in Q4 2006 compared to Q4 2005, primarily the result of a 25 percent increase in SMB sales, which includes sales of $28.8 million in products to a single customer in Q4 2006. Public sector sales increased by 82 percent in Q4 2006 compared to Q4 2005 due to the products business acquired from GMRI in September 2006. These increases in Core business net sales were partially offset by an 11 percent decline in Q4 2006 consumer net sales from the same quarter last year.

Consolidated gross profit in Q4 2006 increased to $33.9 million compared to $33.7 million in Q4 2005 and consolidated gross profit margin for Q4 2006 decreased to 11.5 percent from 12.9 percent in Q4 2005. Gross profit margin for Q4 2006 was negatively impacted by low margin sales to a single customer in Q4 2006 mentioned above.

Consolidated SG&A expenses as a percent of net sales was 10.2 percent in Q4 2006 compared to 11.7 percent in Q4 2005, a decrease of 151 basis points. The 151 basis point decrease in Q4 2006 consolidated SG&A expenses as a percent of net sales over the prior year quarter was primarily due to decreases in labor, advertising and credit card related expenses. On a non-GAAP basis, excluding the $1.7 million of lawsuit settlement in Q4 2006 and the $1.4 million of net sales to eCOST.com in Q4 2005, SG&A expenses as a percent of net sales for Q4 2006 was 9.6 percent compared to 11.8 percent in Q4 2005, a decline of 214 basis points.

Commercial and public sector account executive headcount included in SG&A at the end of Q4 2006 amounted to 574 employees, up 15 account executives from Q4 2005, but down 32 account executives from Q3 2006. Average tenure for a corporate and public sector account executive, excluding the GMRI business, at the end of Q4 2006 was 29 months, with 9 percent of the commercial and public sector workforce in training, 37 percent with less than one year experience and 54 percent with less than two years experience. Total account executives, including those focused on commercial, public sector and consumer customers, numbered 666 at the end of Q4 2006, down 25 managers from Q4 2005, and down 37 managers from Q3 2006. The decrease of 25 account executives in Q4 2006 from Q4 2005 includes the offset of an addition of 13 account executives from the acquisition of GMRI’s products business in September 2006.

We had cash and cash equivalents of $5.8 million at December 31, 2006 compared to $6.3 million at December 31, 2005. Accounts receivable at December 31, 2006 increased by $11.2 million from December 31, 2005. Inventories of $51.3 million at December 31, 2006 decreased by $13.2 million from December 31, 2005 reflecting our efforts to optimize inventory levels. Accounts payable increased by $11.1 million from December 31, 2005. Outstanding borrowings under our line of credit decreased by $21.0 million at December 31, 2006 from December 31, 2005.

Non-GAAP Measures

As described below, the adjusted non-GAAP Core business operating profit and related operating profit margin contained herein, which are supplemental to the financial results based on generally accepted accounting principles, exclude the results of Onsale.com, net sales to eCOST.com, if any, litigation settlement and other special charges, non-cash stock-based compensation expenses and SOX-related expenses. Additional items that would be excluded from non-GAAP Core business operating profit and related operating profit margin include restructuring costs and other special items, if any. We believe that the presentation of results excluding these items provides meaningful supplemental information to both management and investors that is indicative of our Core business operating results across reporting periods. We include an income statement reconciliation of these non-GAAP measures to provide a more complete view of their effect on results. We are unable to reconcile our expectations and goals with respect to adjusted non-GAAP quarterly operating profits and margin for the Core business in future periods, because the GAAP financial measures are not accessible on a forward-looking basis.

In addition, we are presenting certain other consolidated non-GAAP financial measures, which exclude litigation settlement charges and sales to eCOST.com, which were made generally at our cost under product sales and consignment agreements entered into during the post-spin transition period. Such product sales and consignment agreements with eCOST.com terminated pursuant to their terms in Q3 2005. We believe the exclusion of litigation settlement charges and such sales to eCOST.com, both of which are non-recurring, from our results allows a more meaningful comparison of our sales, gross profit margin and SG&A trends to both management and investors that is more indicative of our consolidated operating results across reporting periods. We believe that such sales resulted solely as a result of our transition of eCOST.com, and are not expected to reoccur and we believe that such litigation settlement charges are not part of our ordinary business. We indicate the use of these non-GAAP financial measures within the discussions of consolidated net sales, gross profit margin and SG&A.

* * *

Conference Call

Management will hold a conference call on Tuesday, February 20, 2007 at 10:00 a.m. Eastern time (7 a.m. PST) to discuss the fourth quarter results. To listen to PC Mall management’s discussion of the fourth quarter results live, access the PC Mall website, www.pcmall.com, and click on the Investor Relations section.

A conference call replay will be available beginning at 12:00 p.m Eastern time following the call until March 13, 2007 and can be accessed by calling: (888) 286-8010 and inputting pass code 83349446.

About PC Mall

PC Mall, Inc., together with its subsidiaries, is a rapid response supplier of technology solutions for businesses, government and educational institutions as well as consumers. More than 100,000 different products from companies such as, but not limited to, Apple, HP, IBM, Lenovo and Microsoft are marketed to customers using relationship-based selling, direct marketing, catalogs and the Internet (http://www.pcmall.com, http://www.macmall.com, http://www.pcmallgov.com, http://www.wareforce.com and http://www.onsale.com). Customer orders are rapidly filled by our distribution center strategically located near FedEx’s main hub or by our extensive network of distributors, which is one of the largest networks in the industry.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include the statements regarding our expectations, hopes or intentions regarding the future, including, but not limited to, expectations or statements relating to future sales, our positive operating results trend line, future gross margin, future operating profits or future operating profit margin, including, but not limited to, our ability to achieve a particular adjusted non-GAAP Core business operating profit margin in any future quarter. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. The factors that could cause our actual results to differ materially include without limitation the following: uncertainties relating to the relationship of the number of account executives and productivity; investments in tools and infrastructure that may not improve our account executives’ productivity and our profitability; decreases in revenues related to consumer, commercial and public sector sales including, but not limited to, potential decreases in sales resulting from the loss of customers; potential decreases in sales related to changes in our vendors products; increased competition and pricing pressures, including, but not limited to, increased competition from direct sales by some of our largest vendors; availability of key vendor incentives and other vendor assistance; the impact of seasonality on our sales; availability of products from third party suppliers at reasonable prices; risks of business and other conditions in the Asia Pacific region and our limited experience operating in the Philippines, which could prevent us from realizing expected benefits from our Philippines operations; increased expenses, including, but not limited to, interest expense; our advertising, marketing and promotional efforts may be costly and may not achieve desired results; risks due to shifts in market demand or price erosion of owned inventory; litigation by or against us; and inability to convert back orders to completed sales. Additional factors that could cause our actual results to differ are discussed under the heading “Risk Factors” in Item 1A, Part II of our Form 10-Q for the quarter period ended September 30, 2006, on file with the Securities and Exchange Commission, and in our other periodic reports filed from time to time with the SEC. All forward-looking statements in this document are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update any forward-looking statements.

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-Financial Tables Follow-

PC MALL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
Net Sales	$295,308	$261,649	$1,005,820	$997,232
Cost of goods sold	261,369	227,926	881,902	878,665
Gross profit	33,939	33,723	123,918	118,567
Selling, general and administrative expenses	30,161	30,658	113,500	118,555
Operating profit	3,778	3,065	10,418	12
Interest expense, net	1,028	991	3,940	3,058
Income (loss) from continuing operations before income taxes	2,750	2,074	6,478	(3,046)
Income tax expense (benefit)	1,042	697	2,522	(1,114)
Income (loss) from continuing operations	1,708	1,377	3,956	(1,932)
Loss from discontinued operation, net of taxes	—	—	—	(1,781)
Net income (loss)	$1,708	$1,377	$3,956	$(3,713)

Basic and Diluted Earnings (Loss) Per Common Share
Basic earnings (loss) per share:
Income (loss) from continuing operations	$0.14	$0.12	$0.33	$(0.17)
Loss from discontinued operation, net of taxes	—	—	—	(0.15)
Net income (loss)	$0.14	$0.12	$0.33	$(0.32)

Diluted earnings (loss) per share:
Income (loss) from continuing operations	$0.13	$0.11	$0.31	$(0.17)
Loss from discontinued operation, net of taxes	—	—	—	(0.15)
Net income (loss)	$0.13	$0.11	$0.31	$(0.32)

Weighted average number of common shares outstanding:
Basic	12,271	11,718	12,052	11,652
Diluted	13,185	12,464	12,908	11,652

PC MALL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO

CORE BUSINESS OPERATING PROFIT AND OPERATING PROFIT MARGIN

(unaudited, in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
Consolidated net sales	$295,308	$261,649	$1,005,820	$997,232
Less net sales of OnSale.com	(1,844)	(6,607)	(11,960)	(9,908)
Core business net sales	$293,464	$255,042	$993,860	$987,324

Consolidated operating profit	$3,778	$3,065	$10,418	$12
Less operating loss of OnSale.com	403	779	1,517	2,441
Core business operating profit	$4,181	$3,844	$11,935	$2,453

Core business operating profit margin	1.42%	1.51%	1.20%	0.25%

Core business net sales	$293,464	$255,042	$993,860	$987,324
Less sales to eCOST.com	—	(1,430)	—	(31,595)
Adjusted non-GAAP Core business net sales	$293,464	$253,612	$993,860	$955,729

Core business operating profit	$4,181	$3,844	$11,935	$2,453
Adjustments to reported operating profit:
Litigation settlement charge (a)	1,683	—	1,683	—
Non-cash stock-based compensation expense (b)	361	20	1,532	105
SOX-related expenses (c)	—	574	—	1,274
Operating profit on sales to eCOST.com	—	(1)	—	(94)
Adjusted non-GAAP Core business operating profit	$6,225	$4,437	$15,150	$3,738

Adjusted non-GAAP Core business operating profit margin	2.12%	1.75%	1.52%	0.39%

(a)	Related to settlement of the Nicole Atkins, et al. v. PC Mall, Inc., et al case.
(b)

Non-cash stock-based compensation expense relates to our adoption of SFAS 123R on January 1, 2006 for the three and twelve months ended December 31, 2006, and the issuance of an option in 2004 to a public relations firm for the three and twelve months ended December 31, 2005.

(c)	Charges related to costs incurred to comply with Rule 404 of the Sarbanes-Oxley Act of 2002.

PC MALL, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands, except per share amounts and share data)

	December 31, 2006	December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$5,836	$6,289
Accounts receivable, net of allowances of $4,630 and $4,774	114,184	102,981
Inventories, net	51,268	64,448
Prepaid expenses and other current assets	8,497	8,330
Deferred income taxes	4,594	3,597
Total current assets	184,379	185,645
Property and equipment, net	8,055	8,416
Deferred income taxes	7,508	8,821
Goodwill	3,525	1,405
Intangible assets, net	931	449
Other assets	429	506
Total assets	$204,827	$205,242

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$75,837	$64,728
Accrued expenses and other current liabilities	20,215	20,839
Deferred revenue	11,964	10,440
Line of credit	32,477	53,517
Note payable – current	500	500
Total current liabilities	140,993	150,024
Note payable	1,750	2,250
Total liabilities	142,743	152,274
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.001 par value; 30,000,000 shares authorized; 12,500,893 and 12,015,641 shares issued; and 12,206,693 and 11,721,441 shares outstanding, respectively	13	12
Additional paid-in capital	88,725	83,533
Treasury stock, at cost: 294,200 shares	(1,015)	(1,015)
Accumulated other comprehensive income	241	274
Accumulated deficit	(25,880)	(29,836)
Total stockholders’ equity	62,084	52,968
Total liabilities and stockholders’ equity	$204,827	$205,242